Exhibit 1

CONSENT AND AGREEMENT TO JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of common stock, par value $0.0001 per share, of BioScrip, Inc., and any future amendments thereto as may be required from time to time.

Dated: December 29, 2014

DELAWARE STREET MASTER FUND, L.P.

	By:	DSC MANAGERS, L.L.C. its general partner

	By:	/s/ David Nietfeldt
	Name:	David Nietfeldt
	Title:	Chief Financial Officer and Chief Compliance officer

DSC MANAGERS, L.L.C.

	By:	/s/ David Nietfeldt
		Name:	David Nietfeldt
		Title:	Chief Financial Officer and Chief Compliance officer

DSC ADVISORS., L.P.

By:	DSC ADVISORS, L.L.C., its general partner

	By:	ANDREW G. BLUHM, its managing member

/s/ Andrew G. Bluhm

DSC ADVISORS, L.L.C

	By:	ANDREW G. BLUHM, its managing member

/s/ Andrew G. Bluhm

ANDREW G. BLUHM

/s/ Andrew G. Bluhm